Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Alliance Laundry Systems LLC of our report dated March 5, 2004 relating to the financial statements and financial statement schedule of Alliance Laundry Holdings LLC which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

February 3, 2005

/s/ PricewaterhouseCoopers LLP